                                                                 Exhibit (d)(v)


                                   SCHEDULE A
                          INVESTMENT ADVISORY AGREEMENT

FUND                                                                         FUND EFFECTIVE DATE
----                                                                         -------------------
Schwab California Municipal Money Fund                                       November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                                              November 5, 1991

Schwab Value Advantage Money Fund                                            February 7, 1992

Schwab Institutional Advantage Money Fund                                    November 26, 1993

Schwab Retirement Money Fund                                                 November 26, 1993

Schwab New York Municipal Money Fund                                         November 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)

Schwab Government Cash Reserves Fund                                         October 20, 1997

Schwab New Jersey Municipal Money Fund                                       January 20, 1998

Schwab Pennsylvania Municipal Money Fund                                     January 20, 1998

Schwab Florida Municipal Money Fund                                          February 16, 1998


                           THE CHARLES SCHWAB FAMILY OF FUNDS

                           By:  /s/ Steven L. Scheid
                                -----------------------------
                           Name:  Steven L. Scheid
                           Title: President and Trustee

                           CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

                           By:  /s/ William J. Klipp
                                -------------------------------------
                           Name:  William J. Klipp
                           Title: President and Chief Operating Officer